Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-210505, 333-190684, 333-168808, 333-151103 and 333-138812) of Herc Holdings Inc. (f/k/a Hertz Global Holdings, Inc.) of our report dated March 15, 2017 relating to the financial statements, financial statement schedules, and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Tampa, Florida
March 15, 2017